     As filed with the Securities and Exchange Commission on May 20, 1999

                                                             Registration No. 33
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                 SUNOCO, INC.
            (Exact name of registrant as specified in its charter)
                                --------------
       Pennsylvania                                              23-1743282
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                     Ten Penn Center, 1801 Market Street,
                  Philadelphia, Pa 19103-1699 (215) 977-3000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
        Ann C. Mule, Esquire, General Attorney and Corporate Secretary
         Sunoco, Inc., 1801 Market Street, Philadelphia, Pa 19103-1699
                                (215) 977-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed            Proposed
                                            Amount                Maximum            Maximum
     Title of each Class of                 to be             Offering Price        Aggregate            Amount of
   Securities to be Registered            Registered             Per Unit*       Offering Price*    Registration Fee**
------------------------------------------------------------------------------------------------------------------------
    Common Stock, $1 par value          1,000,000 shares        $32.5313           $32,531,300           $9,044
------------------------------------------------------------------------------------------------------------------------

  *Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices per share of common stock of Sunoco, Inc., as quoted on the New York Stock Exchange-- Composite Transactions listing for May 17, 1999.

 **Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows:
   proposed maximum aggregate offering price multiplied by .000278.
===============================================================================

                       Sunoco, Inc. Shareholder Access &
                               Reinvestment Plan
                                   ("SHARP")

                                   Prospectus
                                  Sunoco, Inc.

                                1,000,000 Shares

                         COMMON STOCK, $1.00 PAR VALUE
                              [LOGO APPEARS HERE]

                                  May 20, 1999

 Participants in SHARP may conduct the following Sunoco common stock transactions:

  .  Purchase shares at relatively low transaction costs.

  . Reinvest dividends and/or make automatic investments by electronic funds transfer to increase share ownership.

  .  Transfer and sell shares easily.

  .  Own and transfer shares without holding stock certificates.

 See "What are the Risks of Participating in SHARP?" on page 8 of this Prospectus.

 To the extent required by law in certain jurisdictions, shares in SHARP will be offered through a registered broker dealer to persons not presently Sunoco shareholders.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Sunoco common stock discussed in this Prospectus, or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                  Sunoco, Inc.
                             [LOGO TO APPEAR HERE]

                                     SHARP

                                  May 20, 1999

Table of Contents                                                         Page
 1.  Purpose of SHARP                                                       1
 2.  Key features and benefits                                              1
 3.  Information and initial purchases via the Internet                     4
 4.  Administration of SHARP                                                4
 5.  Who can join SHARP?                                                    5
 6.  How do I join SHARP?                                                   5
 7.  What are the risks of participating in SHARP?                          8
 8.  Fees and commissions                                                   9
 9.  How are shares purchased and priced?                                   9
10.  What dividend options are available?                                  11
11.  How do I change my dividend option?                                   12
12.  How can I stop reinvesting dividends?                                 12
13.  Can my cash dividends be deposited directly to my bank account?       12
14.  Is there any limit on voluntary cash investments?                     13
15.  How do I make voluntary cash investments?                             13
16.  How do I change or stop automatic deductions?                         14
17.  How do I sell shares?                                                 15
18.  When will I receive my account statements?                            16
19.  Will I receive certificates for shares I purchase through SHARP?      16
20.  How do I get a certificate for my shares held in safekeeping?         16
21.  Why should I deposit my certificates with the Plan Agent? How can I
     do this?                                                              17
22.  How do I transfer ownership of my shares?                             17
23.  What are the tax consequences of participating in SHARP?              18
24.  Will federal income tax be withheld from dividends or sales
     proceeds?                                                             18
25.  Voting                                                                19
26.  Stock splits and other distributions                                  19
27.  Changes or termination                                                20
28.  Governing law                                                         20
29.  Use of proceeds                                                       20
30.  Where can I find more information about Sunoco?                       20
31.  Independent auditors and counsel                                      22
32.  For assistance concerning SHARP                                       23

1.    Purpose of SHARP

      SHARP is a convenient and economical way to purchase and sell shares of Sunoco common stock and to reinvest all or a portion of your cash dividends in additional shares of Sunoco common stock.

********************************************************************************
*                                 SHARP Summary                                *
*                                                                              *
* .     Initial purchase via the Internet or mail by new                       *
*       shareholders - $250 minimum                                            *
*                                                                              *
* .     Voluntary cash investments by existing shareholders:                   *
*                                                                              *
*    .  By check, money order or wire transfer -$50 minimum;                   *
*       and/or                                                                 *
*                                                                              *
*    .  By electronic funds transfer from your bank - $25                      *
*       minimum                                                                *
*                                                                              *
* .     Dividends may be:                                                      *
*                                                                              *
*    .  Received in cash by check or directly deposited to your                *
*       bank account; and/or                                                   *
*                                                                              *
*    .  Reinvested (fully or partially) in Sunoco common stock                 *
*                                                                              *
* .     Sale of shares easily and economically                                 *
*                                                                              *
* .     Certificate safekeeping for added convenience                          *
********************************************************************************

2.    Key features and benefits

 .     If you are a Sunoco shareholder, you may take advantage of the enhanced services offered through SHARP without going through the enrollment process required of non-shareholders.

 .     Even if you are not a current Sunoco shareholder or do not have a personal broker, you can purchase shares by completing an enrollment form and sending a check or money order for at least the $250 minimum to the Plan Agent (see section 6).

                                                   [Logo of Sunoco Appears Here]

      You may also choose to enroll by authorizing the automatic withdrawal of a minimum of $25 per transaction from a designated account at a U.S. bank or financial institution for at least ten consecutive purchases. As an alternative, you can enroll and make your initial purchase through the Internet by accessing SHARP at www.SunocoInc.com.

 .     Fees for participation are generally lower than those charged by many brokers (see section 8).

 .     You can make additional purchases of Sunoco common stock by:

  . Automatically reinvesting cash dividends on all or a portion of your shares while continuing to receive cash dividends on any other shares.

  . Investing a minimum of $50 by check, money order, or wire transfer, from which applicable fees will be deducted.

  . Making automatic investments of at least $25 by electronic funds transfer from your checking, savings or money market account, from which applicable fees will be deducted.

 .     You will benefit from the full investment of funds, less service fees and commissions, regardless of how you purchase your shares, since both full and fractional shares will be credited to your account.

 .     You do not need to reinvest your dividends to participate. Dividends not reinvested can be paid to you by check or directly deposited in your designated bank account.

 .     Purchase orders will be processed at least once every five business days.

[Logo of Sunoco Appears Here]

 .     Sale orders will be processed on the day they are received, so long as the Plan Agent receives your instructions before 1:00 p.m. (Eastern U.S.
      time) on a business day on which both the Plan Agent and the relevant securities trading markets are open.

 .     You can transfer ownership or make gifts of Sunoco common stock at no cost to you. When you transfer ownership or give any shares to another person, that person will become a registered holder and then can take advantage of the services of SHARP.

 .     You can deposit for safekeeping with the Plan Agent any Sunoco stock certificates you currently own or those you acquire in the future. You can request a certificate for whole shares from your account at any time. In either case, there is no cost to you. You may still take advantage of any or all other features of SHARP, whether or not your shares are held in safekeeping by the Plan Agent.

 .     You can handle all transactions by fax or mail, and can accomplish many account inquiries and sales over the telephone.

 .     Keeping track of your account and new transactions is easy. Each time you purchase, sell, withdraw, or donate shares, you will receive a statement that will show the status of your account. Each statement includes a form for making additional investments, sales, transfers or withdrawals.

 .     As a participant you can mix and match SHARP features. For example, you can deposit your certificates for safekeeping, continue to receive full cash dividends, and purchase more shares through periodic investments.

                                                   [Logo of Sunoco Appears Here]

3.    Information and initial purchases via the Internet.

      You can access the SHARP Prospectus through the Internet at www.SunocoInc.com. After reviewing the Prospectus, click on "Enrollment" to link to a secure web site where, after providing the necessary information, you may enroll in SHARP and arrange for the electronic transfer of funds from your designated account.

4.    Administration of SHARP

      Sunoco has hired First Chicago Trust Company of New York to administer SHARP and act as Plan Agent. The Plan Agent will keep records, send statements of account to participants and perform all other administrative duties relating to SHARP.

      By enrolling in SHARP, you are authorizing the Plan Agent to receive voluntary cash payments and/or dividends on your behalf, if you reinvest your dividends, and to apply these amounts to the purchase of Sunoco common stock. Sunoco directs the Plan Agent to buy Sunoco common stock in the open market, or to purchase newly issued or treasury shares directly from Sunoco.

      All inquiries, notices, requests and other communication by participants concerning SHARP should be made to the Plan Agent at:

 First Chicago Trust Company of New York
 Attn: Sunoco, Inc. SHARP
 P.O. Box 2500
 Jersey City, NJ 07303-2500

 Telephone: 1-800-888-8494
 Fax: (201) 222-4892
 Internet: www.equiserve.com

      Sunoco may assume the administration of SHARP at any time or appoint another Plan Agent without prior notice to participants.

[Logo of Sunoco Appears Here]

5.    Who can join SHARP?

 .     Registered shareholders - those that own Sunoco common stock in their own name.

 .     "Street name" shareholders - those that hold Sunoco common stock in the name of a bank, broker, or trustee - may participate by becoming registered shareholders or registering shares through the "Direct Registration System" (see section 6).

 .     Any other investors - even if they do not have a personal broker - can purchase Sunoco common stock through SHARP. Residents of foreign countries should make sure that participation would not violate any laws in their home country.

6.    How do I join SHARP?

 . Registered Shareholders

  . If you already participate in Sunoco's Dividend Reinvestment Plan, the Plan that SHARP is replacing, the reinvestment of your dividends will continue in SHARP unless you change your election with the Plan Agent.

  . SHARP services are available to any shareholder of record and you can activate your enrollment simply by using one of the Plan services or reinvesting your dividend. You can arrange to use any or all of the services by calling the Plan Agent (see section 4).

 . Shareholders through a Bank, Broker, or Trustee

  . If you own shares of Sunoco common stock but they are held in the name of a bank, broker, or trustee in "street" or nominee name, you can become a registered holder by instructing your bank, broker or trustee to transfer some or all of your shares to:

   . Your name. Once you receive your certificate you may begin to use any or all of the SHARP services.

                                                   [Logo of Sunoco Appears Here]

   . The Plan through the "Direct Registration System." This will allow you to continue to take advantage of the specialized services offered by "street name" ownership and also participate in SHARP. Simply instruct your broker to conduct a "Withdrawal by Transfer" specifying a statement, or "S", transaction. This will establish a book-entry account for you with the Plan Agent that includes your brokerage account information.

      Once your brokerage account number is established on your Sunoco account, you can withdraw your shares from SHARP and move them back to your brokerage account by instructing the Plan Agent to electronically deliver the number of full shares you specify to your account with your bank, broker, or trustee. The Plan Agent will electronically deliver your shares within 48 hours of receiving and accepting your instructions. To change or add information concerning your bank, broker or trustee to your account with the Plan Agent, you must complete an "Authorization to Provide Broker/Dealer Information" Form, available upon request from the Plan Agent or your bank, broker, or trustee. Your signature(s) on the Authorization Form must be witnessed by the bank or broker with a Medallion Guarantee.

********************************************************************************
*        For shareholders who have obtained their shares outside of SHARP,     *
*        there are no enrollment fees and the initial minimum purchase fee     *
*        will not be charged.                                                  *
********************************************************************************

[Logo of Sunoco Appears Here]

 . New Investors

  If you are not a current Sunoco shareholder or if you want to establish a separate account by purchasing shares through SHARP (for example, a joint account with your spouse, or as a custodian for a minor), fill out the Enrollment Form and return it to the Plan Agent. Enclose a check or money order, in U.S. dollars, for at least the minimum investment of $250. As an alternative, you may enroll directly and make your initial purchase by accessing SHARP over the Internet at www.SunocoInc.com. You may also arrange to wire transfer funds from a designated bank account to cover your initial purchases, or any later purchases, by calling the Plan Agent for specific instructions.

  Sunoco will waive the $250 minimum initial investment for investors who choose to make their initial purchase and subsequent on-going purchases through automatic monthly investments. An investor must authorize the automatic withdrawal of a minimum of $25 per transaction either once or twice a month from a designated account at a U.S. bank or financial institution for at least ten consecutive purchases (see section 9).

  Your enrollment fee and any applicable commissions on your purchase will be subtracted from your initial investment amount, with the remainder of the funds being applied toward your purchase.

********************************************************************************
*   You will not be charged an account maintenance fee for participation       *
*   in SHARP. Expenses are incurred only for transactions as described in      *
*   section 8.                                                                 *
********************************************************************************
                                                   [Logo of Sunoco Appears Here]

7.    What are the risks of participating in SHARP?

 .     You bear all risk of loss that may result from market fluctuations in the price of Sunoco common stock. Your investment risks in shares acquired and/or deposited for safekeeping under SHARP are no different from your investment risks in stock held directly by you. Neither Sunoco nor the Plan Agent can assure you a profit or protect you against any losses on shares that are held by or purchased through SHARP.

 .     SHARP does not establish a dividend policy or guarantee the payment of future dividends. Sunoco's Board of Directors has the sole discretion to declare and pay any dividends. Although Sunoco has paid cash dividends on a regular basis for many years, the amount and timing of any dividends may be changed at any time without notice. Whether any dividends are declared or paid depends upon many factors including the future earnings and financial condition of Sunoco.

 .     Sunoco and the Plan Agent will interpret and regulate the operation of
      SHARP, as they believe appropriate. Neither Sunoco nor any successor to Sunoco, the Plan Agent, its successor or any other person providing services to SHARP will be responsible for any good faith acts or omissions when operating or administering SHARP. For example, they are not responsible for :

  . the failure to terminate a participant's account when the participant dies;

  .  the price at which Sunoco common stock is purchased or sold; or

  .  the timing of any purchases or sales.

  However, by participating in SHARP, you will not waive any legal rights you otherwise may have.

[Logo of Sunoco Appears Here]

8. Fees and commissions


    Service                                                 Fee  Commission/1/

  ----------------------------------------------------------------------------

    Enrollment (for new investors)/2/                       $10  $.03/share

  ----------------------------------------------------------------------------

    Dividend Reinvestment                                   None None

  ----------------------------------------------------------------------------

    Voluntary Investment by Check, Money Order or Wire      $5   $.03/share
    Transfer/3/

  ----------------------------------------------------------------------------

    Voluntary Investment by Automatic Deductions from your  $2   $.03/share
    Bank Account/3/

  ----------------------------------------------------------------------------

    Sales                                                   $15  $.12/share

  ----------------------------------------------------------------------------

    Certificate Issuance                                    None None

  ----------------------------------------------------------------------------

    Certificate Deposit                                     None None

  ----------------------------------------------------------------------------

    Transfers of Ownership or Gifts                         None None

  ----------------------------------------------------------------------------

    Account Maintenance                                     None None

  ----------------------------------------------------------------------------

    Duplicate Statement                                     $5   None


  1. No commissions will be charged for shares purchased if Sunoco chooses to issue new shares or use previously issued shares held in its treasury.

  2. The one-time enrollment fee does not apply to current shareholders or shareholders who make their initial purchase of Sunoco common stock outside of SHARP.

  3. Refused checks or ACH transactions will result in a charge of $25 to the participant.

9. How are shares purchased and priced?

 .     Source of shares and purchase price. Sunoco will decide how the Plan
      Agent will purchase shares for

                                                   [Logo of Sunoco Appears Here]

      SHARP. We will instruct the Plan Agent to purchase shares in the open market or to buy newly issued or treasury shares directly from Sunoco. Your cash payment will first be reduced to pay any fees and commissions (see section 8).

      If the Plan Agent buys shares in the open market, the purchase price will be the average price paid per share during the purchase period. If new shares or treasury shares are issued, the purchase price will be the average of the high and low prices based on the New York Stock Exchange Composite Transactions as reported in the Wall Street Journal on the investment date, after deducting the service fee. No brokerage commissions will be charged for newly issued or treasury shares.

 .     Voluntary cash investments. The Plan Agent will invest funds no later than five business days after receiving them. The Plan Agent, not Sunoco, will determine the actual investment date. If you sign up to make automatic purchases by authorizing the Plan Agent to deduct $25 or more from your bank account either once or twice a month, your payment will be transferred on the first and/or fifteenth of each month or on the next business day if the first and/or fifteenth are not business days. After fulfilling the minimum purchase requirement, you can stop the automatic investments by telephoning the Plan Agent, or by completing and mailing or faxing the form attached to your SHARP account statement.

  . You will not be paid any interest on amounts held by the Plan Agent pending investment. The Plan Agent will not make any refunds of investments it receives. All applicable fees and commissions will be deducted from the funds forwarded before any purchase of shares.

  . To be sure you receive the next dividend to be paid, initial investments and voluntary cash purchases must be received by SHARP eight

[Logo of Sunoco Appears Here]
      business days before the record date. The record dates historically have been on or about February 10, May 10, August 10 and November 10.

 .     Reinvested dividends. When the Plan Agent purchases shares in the open market with dividend reinvestment funds, the purchase period may begin up to three business days before the dividend payment date and end no later than five business days after the dividend payment date. If new shares or previously issued shares held in Sunoco's treasury are issued, the investment date will be the dividend payment date.

********************************************************************************
*        Please note that you will not be able to instruct the Plan Agent to   *
*        purchase shares at a specific time or at a specific price. If you     *
*        prefer to have control over the exact timing and price of your        *
*        purchase, you will need to use your own broker.                       *
********************************************************************************

10. What dividend options are available?

 .     Participants in SHARP may choose to reinvest some, all, or none of their dividends.

  . If you elect full reinvestment, cash dividends paid on all Sunoco common stock registered in your name and/or held in your SHARP account will be applied to the purchase of additional shares of Sunoco common stock on or around the dividend payment date.

  . If you elect partial reinvestment of dividends, a portion of your dividend proceeds will be paid to you, and the remainder will be used to purchase additional shares of Sunoco common stock on or around the dividend payment date. To do this, you must specify the number of whole shares on which you wish to receive cash dividends. You may choose to have these cash dividends directly deposited to your designated account at a bank or financial institution or sent to you by check.

                                                   [Logo of Sunoco Appears Here]

11. How do I change my dividend option?

      You may change your dividend option, including the amount of dividends received in cash or applied to the purchase of additional shares, at any time by telephoning the Plan Agent, or by completing and submitting a new Dividend Authorization Form by fax or mail. Unless the Plan Agent receives these changes before the current dividend record date, they will not become effective until the following dividend. You can obtain the necessary authorization form by contacting the Plan Agent by telephone or at the address provided in section 4.

12. How can I stop reinvesting dividends?
 .     You may discontinue reinvestment at any time by calling the Plan Agent or completing and submitting by fax or mail the form attached to your SHARP account statement. However, the Plan Agent must receive your request at least five business days before the next dividend payment date or it will not be processed until after the dividend reinvestment is completed.

 .     Even if you stop reinvestment, your shares will continue to be held in safekeeping unless you request a withdrawal. You will receive a certificate for any full share(s), and a check representing the sale of any fractional share.

13.   Can my cash dividends be deposited directly to my bank account?

      Through SHARP's direct deposit feature, you may elect to have any cash dividends not reinvested in additional shares of Sunoco common stock paid by electronic funds transfer to your designated bank account. To do this, you must first complete and return the Direct Deposit Authorization Form to the Plan Agent along with a copy of a voided check or deposit slip. This form is not part of the SHARP

[Logo of Sunoco Appears Here]

      Enrollment Form and must be specifically requested from the Plan Agent or obtained on-line at www.equiserve.com.

      Forms must be received before the next dividend record date to be effective for that dividend. Forms received after the current dividend record date will not become effective until the following dividend. You may change the designated account for direct deposit or discontinue this feature by writing to the Plan Agent. You must complete a new Direct Deposit Authorization Form if you transfer ownership of shares or otherwise establish a new account, close or change the designated bank account, or are assigned a new account number by your bank. If the proper forms are not completed, you will receive your dividend payment by check.

14.   Is there any limit on voluntary cash investments?

      Total voluntary cash investments may not exceed $250,000 per calendar year, before any applicable commissions or fees are deducted.

15.   How do I make voluntary cash investments?

 .     Voluntary cash investments can be made in the following ways:

  . Check, money order or wire transfer. You can make voluntary cash purchases by check, money order, or wire transfer for a minimum of $50 payable in U.S. dollars to "First Chicago-Sunoco." You must send your voluntary cash payments to the Plan Agent together with the Transaction Form attached to each account statement, transaction advice, or with a letter indicating your account number and Company Code (6259). You should also write your SHARP account number on the check or money

                                                   [Logo of Sunoco Appears Here]
   order. Call the Plan Agent for additional instructions if you would like to wire transfer funds for a purchase.

  . Automatic deduction from a bank account. You may make automatic investments of a specified amount through an Automated Clearing House, or ACH, withdrawal from a designated account at a U.S. bank or financial institution either once or twice a month. To do this, you must complete and return an Authorization Form for Automatic Deductions to the Plan Agent, together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. You should allow four to six weeks for the first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from your account on the first and/or fifteenth day of each month or the next business day if the first and/or fifteenth are not business days. The funds will normally be invested within five business days. Automatic deductions will continue until you instruct the Plan Agent to stop.

 .     Regardless of how you make your purchase, you will benefit from the full investment of your funds, less service fees and commissions, as both full and fractional shares are credited to your account.

16.   How do I change or stop automatic deductions?

 .     You may change or stop automatic deductions by notifying the Plan Agent by telephone, mail or fax. You must complete a new Authorization Form for Automatic Deductions when you transfer ownership of shares or otherwise establish a new account, close or change the designated bank account or are assigned a new account number by your bank.

[Logo of Sunoco Appears Here]

 .     To be effective with respect to a particular investment date, the Plan
      Agent must receive the new Authorization Form for Automatic Deductions at least six business days before the date that funds are scheduled to be withdrawn from your account.

17.   How do I sell shares?

 .     To sell shares through SHARP, they must first be deposited with the Plan
      Agent.

 .     You can sell any of your shares held in safekeeping by accessing your account via the Internet at www.equiserve.com, telephoning the Plan Agent, or completing the form attached to your SHARP account statement and returning it to the Plan Agent by fax or mail.

 .     The Plan Agent will sell shares daily on the open market through its designated broker. To be processed the same day, all sale requests must be received before 1:00 p.m. (Eastern U.S. time) on a business day during which the Plan Agent and the relevant securities trading markets are open. The sales price per share will be the average price per share received by the Plan Agent for all sales made that day for SHARP participants. The cash proceeds that you will receive for the shares sold will be equal to this average daily sales price minus the service charge per sale and the brokerage commission on the shares sold (see section 8).

********************************************************************************
*        Please note that the Plan Agent will not accept instructions to sell  *
*        on some later day or at a specific time or price. If you want to      *
*        have control over the exact timing and sales prices, you can          *
*        withdraw the shares you wish to sell and sell them through your own   *
*        broker.                                                               *
********************************************************************************

                                                   [Logo of Sunoco Appears Here]

18.   When will I receive my account statements?

 .     To help you in your recordkeeping, the Plan Agent will send you the following information:

  . For each sale, gift or voluntary cash investment that you make or receive, a statement detailing the transaction;

  . For each dividend reinvested, a statement detailing all activity in your account for that calendar year;

  . For any transactions you make after the fourth quarter dividend, an updated cumulative statement detailing all activity in your account for that year.

********************************************************************************
*        It is very important to retain your statements in a safe place for    *
*        tax purposes. The Plan Agent will charge you $5 for each duplicate    *
*        statement.                                                            *
********************************************************************************

19.   Will I receive certificates for shares I purchase through SHARP?

 .     You will not automatically receive certificates for shares purchased through SHARP. The Plan Agent will hold these shares as well as certificates forwarded for safekeeping.

20.   How do I get a certificate for my shares held in safekeeping?

 .     To obtain stock certificates for all or some of your shares, you can access your account via the Internet at www.equiserve.com, or call, write, or fax the Plan Agent. This service is free.

 .     Certificates for fractional shares cannot be issued.

[Logo of Sunoco Appears Here]

21. Why should I deposit my certificates with the Plan Agent? How can I do this?

 .     Your stock certificates are valuable and expensive to replace if lost or stolen. SHARP offers you the convenience of depositing your certificates for safekeeping at any time.

 .     Shares deposited with the Plan Agent are treated the same as shares purchased through SHARP. They may be transferred or sold through SHARP in the same convenient way as those shares you acquire through SHARP.

 .     Depositing your certificates does not require that you reinvest your dividends.

 .     To deposit certificates into your SHARP account, send the unendorsed certificates to:

 First Chicago Trust Company of New York
 Attn: Sunoco Inc. SHARP
 P.O. Box 2500
 Jersey City, NJ 07303-2500

 .     There is no charge for depositing your certificates. You also may request a certificate for any of your deposited shares at any time, free of charge.

 .     You should consider forwarding your certificates by registered mail, return receipt requested, and insuring the package for an amount sufficient to cover the costs associated with the replacement of the shares if they are lost. The Plan Agent can provide you with an estimate of these costs.

22.   How do I transfer ownership of my shares?

 .     To transfer some or all of your shares to another person, simply call the
      Plan Agent. Depending on the circumstances of your particular transaction, the instructions, requirements and documents necessary to complete the transfer will vary. Once the Plan

                                                   [Logo of Sunoco Appears Here]

      Agent receives all of the necessary forms and documents, your request will be processed promptly. This service is free.

23.   What are the tax consequences of participating in SHARP?

 .     All the dividends paid to you - whether or not they are reinvested - are considered taxable income to you in the year they are paid by Sunoco. Also, the Internal Revenue Service will treat as taxable income any brokerage commissions and fees that Sunoco pays on your behalf for the reinvestment of dividends. The total amount will be reported to you and to the Internal Revenue Service on IRS Form 1099-DIV which will be mailed by January 31.

 .     All shares of stock that are sold through the Plan Agent will be reported to the IRS as required by law. IRS Form 1099-B will be mailed by January 31 to all those who sold stock through SHARP. The 1099-B form will only include proceeds you received from the sale of your shares. You are responsible for calculating the cost basis of the shares you sold and any gain or loss on the sale.

********************************************************************************
*        Be sure to keep your account statements for income tax purposes. If   *
*        you have questions about the tax impact of any transactions you are   *
*        contemplating, please consult your own tax advisor.                   *
********************************************************************************

24.   Will federal income tax be withheld from dividends or sales proceeds?

 . United States shareholders:

  . Federal law requires the Plan Agent to withhold an amount, currently 31%, from the amount of dividends and the proceeds of any sale of shares if:

   . you fail to certify to the Plan Agent that you are not subject to backup withholding and that

[Logo of Sunoco Appears Here]
      the taxpayer identification number on your account is correct (on Form W-9); or

   . the IRS notifies Sunoco or the Plan Agent that you are subject to backup withholding.

  . Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares, and the remaining amount will be reinvested or paid as you have instructed.

  .  You may obtain a W-9 by calling the Plan Agent.

 . Foreign shareholders:

  . Any required United States income tax withholding will be deducted from dividends and/or sale proceeds and the remaining amount will be reinvested or paid as you have instructed.

25.   Voting

      For every shareholder meeting, you will receive a proxy that will cover all the Sunoco shares you hold both in SHARP and in the form of stock certificates. The proxy will allow you to indicate how you want your shares to be voted. Your shares will be voted only as you indicate, according to the instructions provided on the proxy card and in the materials accompanying the proxy.

26.   Stock splits and other distributions

 .     If Sunoco declares a stock split or stock dividend, the new shares will be added to your account or distributed in the form of a certificate at the discretion of Sunoco.

 .     In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on the total shares held in your account plus any certificates you hold. A single set of materials will be distributed that will allow you to exercise your rights for all shares you own.

                                                   [Logo of Sunoco Appears Here]

27.   Changes or termination

      Sunoco can change or terminate SHARP at any time. We will send you written notice of any significant changes or upon termination. SHARP changes or termination will not affect your rights as a shareholder in any way.

28.   Governing law

      Pennsylvania law governs the terms and conditions in this document, as well as those that are described in detail on all forms and account statements.

29.   Use of proceeds

      Sunoco currently anticipates that all purchases by SHARP will be made on the open market. Sunoco will not receive any proceeds from these purchases. However, if SHARP purchases are made from newly issued shares or previously issued shares held in Sunoco's treasury, Sunoco would receive the proceeds and use them for general corporate purposes. We are unable to estimate the total amount of these shares or proceeds.

30.   Where can I find more information about Sunoco?

 .     This Prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission to register the stock offered under SHARP. As allowed by SEC rules, this Prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus

[Logo of Sunoco Appears Here]
      and other information filed with the SEC at a later date will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

  . Sunoco's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including any amendment(s) or report(s) filed for the purpose of updating such filing;

  . Sunoco's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

  . The description of the Rights to purchase Sunoco common stock contained in Sunoco's Registration Statement on Form 8-A dated February 2, 1996, including any amendment(s) or report(s) filed for the purpose of updating such description; and

  . The description of Sunoco common stock contained in the Registration Statement on Form 8-B dated January 14, 1972, including any amendment(s) or report(s) filed for the purpose of updating such description.

********************************************************************************
*        You should rely only on the information contained or                  *
*        incorporated by reference in this Prospectus. We have not             *
*        authorized anyone to provide you with other information. You          *
*        should not assume that the information in the Prospectus is           *
*        accurate as of any date other than the date of this Prospectus        *
*        (May 20, 1999).                                                       *
********************************************************************************

                                                  [Logo of Sunoco Appears Here]

 .     You may request a copy of any of the documents that we incorporate by reference in this Prospectus at no cost by writing or telephoning us at the following address:

 Sunoco, Inc.
 Investor Relations
 1801 Market Street
 Philadelphia, PA 19103-1699

 Telephone (215) 977-6440

 .     We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also access our most recent SEC filings at Sunoco's Internet site (www.SunocoInc.com) or the SEC's Internet site (www.sec.gov).

31.   Independent auditors and counsel

 .     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

 .     Until our offering is completed, we also incorporate by reference into this Prospectus any future financial statements and schedules in subsequent SEC filings Sunoco makes under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in reliance on the reports made by the firm acting as Sunoco's independent

[Logo of Sunoco Appears Here]
      auditors, relating to these financial statements and schedules, and given on the particular firm's authority as experts in accounting and auditing, but only to the extent that such firm has audited those financial statements and schedules, and consented to the use of their reports.

 .     Ann C. Mule, Esq., General Attorney and Corporate Secretary of Sunoco,
      Inc., has passed upon the validity of the Sunoco common stock issuable under SHARP. Ms. Mule owns Sunoco common stock directly and as a participant in employee benefit plans, has options and common stock units granted under Sunoco's executive long-term incentive plans, and is a participant in SHARP.

32.   For assistance concerning SHARP

      Please contact the Plan Agent at the following address:

 First Chicago Trust Company of New York
 Attn: Sunoco, Inc. SHARP
 P.O. Box 2500
 Jersey City, NJ 07303-2500

 You can also contact the Plan Agent by telephone:

 .Shareholders : 1-800-888-8494
 .Non-Shareholders : 1-800-948-2504
 .Telecommunications
   Device for the hearing
   impaired (TDD) : 1-201-222-4955

      An automated telephone system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern U.S. time each business day. A foreign language translation service is available for more than 140 foreign languages.

                                                  [Logo of Sunoco Appears Here]

                       Sunoco, Inc. Shareholder Access &
                               Reinvestment Plan
                                    "SHARP"

                           [Sunoco Logo Appears Here]

    .Ticker symbol (NYSE): SUN

    .Internet site:http://www.SunocoInc.com

    .Sunoco's Headquarters
     1801 Market Street
     Philadelphia, PA 19103-1699
     Telephone (215) 977-3000

    .Plan Agent:
     First Chicago Trust Company of New York
     Telephone 1-800-888-8494

                                  About Sunoco

  Sunoco, Inc. was incorporated in Pennsylvania in 1971. It or its predecessors have been active in the petroleum industry since 1886. As one of the largest independent refining and marketing companies in the United States, Sunoco operates five domestic refineries with a total of 730,000 barrels per day of crude oil processing capacity, markets gasoline under the Sunoco(R) brand through more than 3,700 service stations in 17 states, sells lubricants and petrochemicals and operates domestic pipelines and terminals. These refining and marketing activities are conducted principally in the eastern half of the United States. Sunoco also manufactures coke at facilities in Virginia and Indiana, and produces coal from mines in Virginia.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The registrant estimates that the expenses to be borne in connection with the securities being registered are as follows:

Registration Fee -Securities and Exchange Commission.................$ 9,044
Printing Expenses.................................................... 22,000
Accounting Fees and Expenses.........................................  7,000
Blue Sky Fees and Expenses........................................... 10,000
Miscellaneous........................................................  5,000
                                                                      ------
Total................................................................$53,044
                                                                      ======
Item 15. Indemnification of Directors and Officers

The Pennsylvania Business Corporation Law variously empowers or requires Sunoco, Inc. ("Corporation") under specified circumstances, to indemnify officers, directors and other persons against expenses incurred in connection with any action, suit or proceeding, civil or criminal, to which such person is a party or is threatened to be made a party.

Article VII of the Corporation's Bylaws provides as follows:


ARTICLE VII: INDEMNIFICATION

General

Section 1. The Corporation shall pay on behalf of any individual who is or was a Director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as Director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation or partnership, joint venture, sole proprietorship, trust or other enterprise, or who is or was serving as a fiduciary with respect to any employee benefit plan as a result of his employment by, or service as a Director of, the Corporation ("Indemnified Person") all expenses, including attorneys' fees and disbursements, incurred by such person in the defense or settlement of any civil, criminal, administrative or arbitrative proceeding pending, threatened or completed against such person by reason of his being or having been such Indemnified Person, and shall indemnify such person against amounts paid or incurred by him in satisfaction of settlements, judgments, fines, and penalties in connection with any such proceeding, including any proceeding by or in the right of the Corporation, except where such indemnification is expressly prohibited by applicable law or where the acts or failures to act of the Indemnified Person constitute willful misconduct, self-dealing or recklessness. The foregoing right to payment and to indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or otherwise.

Agreements for Indemnification and Funding

Section 2. The Corporation is authorized, but not required, to enter into agreements for indemnification with any Indemnified Person, however, failure to enter into such agreements shall not in any way limit the rights of such Indemnified Persons hereunder. The Corporation may, in addition to the foregoing, create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.

Expenses

Section 3. Expenses incurred by a Director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Disputes

Section 4. Any dispute related to the right to indemnification of or advancement of expenses to Indemnified Persons as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.

The Corporation has obtained Executive Liability Coverage and Executive Indemnification Coverage covering all claims during the policy period in an aggregate amount up to $100,000,000. The Executive Liability portion of this policy protects all directors and officers of the Corporation and its subsidiaries. This section of the policy provides protection for losses arising from any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties as directors and officers for which the director or officer is not indemnified by the Corporation. The Executive Indemnification portion of the policy protects the Corporation (subject to several limitations and exceptions) against losses for which it grants indemnification as permitted or required by law. The terms of the policy provide for the payment of an insurance deductible in the amount of $5,000,000 on a per occurrence basis, on all claims for which coverage under the policy has been provided. In February 1996, the Board of Directors approved and authorized the Corporation to enter into Agreements of Indemnification with each officer and director of the Corporation to provide for the Corporation's payment of the deductible for any claims for which coverage has been provided.

Item 16. Exhibits

 5 Opinion of Ann C. Mule, Esq., General Attorney and Corporate Secretary of Sunoco, Inc.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Ann C. Mule, General Attorney and Corporate Secretary of Sunoco, Inc. (included in Exhibit 5).

24.1 Power of Attorney executed by certain officers and directors of Sunoco, Inc.

24.2 Secretary's Certificate of Sunoco, Inc., certifying the Board Resolution authorizing the Sunoco, Inc. Shareholder Access & Reinvestment Plan.

Item 17. Undertakings

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((SS)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia and Commonwealth of Pennsylvania on this 19th day of May, 1999.

     SUNOCO, INC.

By:  /s/ THOMAS W. HOFMANN
     ---------------------
     Thomas W. Hofmann
     Vice President and
     Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on this 19th day of May, 1999.


         Signatures                       Titles
         ----------                       ------

         ROBERT H. CAMPBELL*              Chairman of the Board, Chief Executive
         ------------------               Officer and Director
         Robert H. Campbell               (Principal Executive Officer)

         RAYMOND E. CARTLEDGE*            Director
         --------------------
         Raymond E. Cartledge

         JOHN G. DROSDICK*                President, Chief Operating Officer
         ----------------                 and Director
         John G. Drosdick

         MARY J. EVANS*                   Director
         -------------
         Mary J. Evans

         THOMAS P. GERRITY*               Director
         -----------------
         Thomas P. Gerrity

         ROSEMARIE B. GRECO*              Director
         ------------------
         Rosemarie B. Greco

         THOMAS W. HOFMANN*               Vice President and Chief
         -----------------                Financial Officer
         Thomas W. Hofmann                (Principal Financial Officer)

         JAMES G. KAISER*                 Director
         ---------------
         James G. Kaiser

         ROBERT D. KENNEDY*               Director
         -----------------
         Robert D. Kennedy

         JOSEPH P. KROTT*                 Comptroller
         ---------------                  (Principal Accounting Officer)
         Joseph P. Krott

         R. ANDERSON PEW*                 Director
         ---------------
         R. Anderson Pew

         WILLIAM F. POUNDS*               Director
         -----------------
         William F. Pounds

         G. JACKSON RATCLIFFE*            Director
         --------------------
         G. Jackson Ratcliffe

         ALEXANDER B. TROWBRIDGE*         Director
         -----------------------
         Alexander B. Trowbridge

    *By: /s/ THOMAS W. HOFMANN            Individually and as Attorney-in-Fact
         ---------------------
         Thomas W. Hofmann

                                  EXHIBIT INDEX
Exhibit
Number                           Exhibit
------                           -------

 5 Opinion of Ann C. Mule, Esq., General Attorney and Corporate Secretary of Sunoco, Inc.

23.1   Consent of Ernst & Young LLP.

23.2 Consent of Ann C. Mule, General Attorney and Corporate Secretary of Sunoco, Inc. (included in Exhibit 5).

24.1 Power of Attorney executed by certain officers and directors of Sunoco, Inc.

24.2 Secretary's Certificate of Sunoco, Inc., certifying the Board Resolution authorizing the Sunoco, Inc. Shareholder Access & Reinvestment Plan.